Exhibit 4.12

PROMISSORY NOTE

To Master Security Agreement No. 4081047

(Date)

FOR VALUE RECEIVED, Renovis, Inc., a Delaware corporation, located at the address stated below (“Maker”) promises, jointly and severally if more than one, to pay to the order of Oxford Finance Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 133 N. Fairfax Street, Alexandria, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of Seven Hundred Sixty Seven Thousand Eight Hundred Nine and 48/100 Dollars ($767,809.48) with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of nine and fifty six hundredths percent (9.56%) per annum, in forty eight (48) consecutive monthly installments of principal and interest as follows:

Periodic Installment	Amount
1-48	$19,159.16

each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding principal and interest. The first Periodic Installment shall be due and payable on or around March 25, 2005 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a “Payment Date”) beginning May 1, 2005. Maker agrees to pay any initial partial month interest payment from the actual day of Note disbursement to the first day of the succeeding month following Note disbursement. Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a “Security Agreement” and any Security Agreement, this Note and any other document evidencing or securing this loan is hereinafter called a “Debt Document”).

Time is of the essence hereof. If any Periodic Installment or any other sum due under this Note or any Security Agreement is not received when due, the Maker agrees to pay, in addition to the amount of each such Periodic Installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of twelve percent (12%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

Notwithstanding anything to the contrary herein Maker may prepay in full any indebtedness hereunder upon five (5) days notice to the Payee. A principal prepayment shall be accompanied by payment of (i) all accrued and unpaid interest and the outstanding principal balance of the Note and (ii) a premium of 5% of the principal prepaid if such prepayment shall occur in Year 1, a premium of 4% of the principal prepaid if such prepayment shall occur in Year 2 and a premium of 3% of the principal prepaid if such prepayment shall occur in Year 3 and thereafter. Year 1 will mean the period consisting of the 1st through the 12th installments under this Note and subsequent years will refer to the subsequent twelve monthly payment periods. A partial prepayment shall be applied to the principal components of the Periodic Installments in the inverse order of maturity.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all reasonable expenses incurred in collection, including Payee’s actual and reasonable attorneys’ fees.

Maker and Payee intend to strictly comply with all applicable federal and Virginia laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Note or any other Debt Document despite the intention and desire of the parties to apply the usury laws of the Commonwealth of Virginia). Accordingly, the provisions of this paragraph shall govern and control over every other provision of this Note or any other Debt Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this paragraph, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, or charged shall be amortized, prorated, allocated and spread, in equal parts during the full term of the obligations. In no event shall Maker or any other person be obligated to pay, or Payee have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the Commonwealth of Virginia or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Payee could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the obligations. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Note or any other Debt Document exceeds the maximum non-usurious rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the maximum non-usurious rate for that day. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the maximum non-usurious rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the maximum non-usurious rate. The daily interest rates to be used in calculating interest at the maximum non-usurious rate shall be determined by dividing the applicable maximum non-usurious rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Note or in any other Debt Document which directly or indirectly relate to interest shall ever be construed without reference to this paragraph, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum non-usurious rate. If the term of any obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Payee at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum non-usurious rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Payee, it shall be credited pro tanto against the then-outstanding principal balance of Maker’s obligations to Payee, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

The Note constitutes the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note, any Security Agreement or any other Debt Document which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Maker will issue, in lieu thereof, a replacement Note or other Debt Document in the principal amount then outstanding and otherwise of like tenor.

It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Payee in the Commonwealth of Virginia, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Maker agrees to furnish to Payee at Payee’s office in Alexandria, VA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.

MAKER AGREES THAT THE PAYEE OF THIS NOTE SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS NOTE SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS NOTE, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT PAYEE’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE PAYEE OF THIS NOTE. MAKER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS NOTE SHALL BE GOVERNED. MAKER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN VIRGINIA OR ANY VIRGINIA COURT SELECTED BY PAYEE, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS. MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Renovis, Inc.

/S/ JEFF FARROW	By:	/S/ JOHN C. DOYLE

(Witness)
Jeff Farrow	Name:	John C. Doyle

(Print name)
Two Corporate Drive, So. San Francisco, CA 94080	Title:	V. P., CFO

(Address)
Federal Tax ID #: 94-3353740

	Address:	Two Corporate Drive
South San Francisco, CA 94080

PROMISSORY NOTE

To Master Security Agreement No. 4081047

(Date)

FOR VALUE RECEIVED, Renovis, Inc., a Delaware corporation, located at the address stated below (“Maker”) promises, jointly and severally if more than one, to pay to the order of Oxford Finance Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 133 N. Fairfax Street, Alexandria, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of One Hundred Ninety Five Thousand Six Hundred Seventy Four and 61/100 Dollars ($195,674.61), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of nine and fifty six hundredths percent (9.56%) per annum, in forty two (42) consecutive monthly installments of principal and interest as follows:

Periodic Installment	Amount
1-42	$5,456.63

each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding principal and interest. The first Periodic Installment shall be due and payable on or around March 25, 2005 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a “Payment Date”) beginning May 1, 2005. Maker agrees to pay any initial partial month interest payment from the actual day of Note disbursement to the first day of the succeeding month following Note disbursement. Such installments have been calculated on the basis of a 360-day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a “Security Agreement” and any Security Agreement, this Note and any other document evidencing or securing this loan is hereinafter called a “Debt Document”).

Time is of the essence hereof. If any Periodic Installment or any other sum due under this Note or any Security Agreement is not received when due, the Maker agrees to pay, in addition to the amount of each such Periodic Installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of twelve percent (12%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

Notwithstanding anything to the contrary herein Maker may prepay in full any indebtedness hereunder upon five (5) days’ notice to the Payee. A principal prepayment shall be accompanied by payment of (i) all accrued and unpaid interest and the outstanding principal balance of the Note and (ii) a premium of 5% of the principal prepaid if such prepayment shall occur in Year 1, a premium of 4% of the principal prepaid if such prepayment shall occur in Year 2 and a premium of 3% of the principal prepaid if such prepayment shall occur in Year 3 and thereafter. Year 1 will mean the period consisting of the 1st through the 12th installments under this Note and subsequent years will refer to the subsequent twelve monthly payment periods. A partial prepayment shall be applied to the principal components of the Periodic Installments in the inverse order of maturity.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if and to the extent permitted by law) all reasonable expenses incurred in collection, including Payee’s actual and reasonable attorneys’ fees.

Maker and Payee intend to strictly comply with all applicable federal and Virginia laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Note or any other Debt Document despite the intention and desire of the parties to apply the usury laws of the Commonwealth of Virginia). Accordingly, the provisions of this paragraph shall govern and control over every other provision of this Note or any other Debt Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this paragraph, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, or charged shall be amortized, prorated, allocated and spread, in equal parts during the full term of the obligations. In no event shall Maker or any other person be obligated to pay, or Payee have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the Commonwealth of Virginia or the applicable laws (if any) of the United States or of any other state, or (b) total interest in excess of the amount which Payee could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the obligations. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Note or any other Debt Document exceeds the maximum non-usurious rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the maximum non-usurious rate for that day. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the maximum non-usurious rate, in which case, the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate to the maximum non-usurious rate. The daily interest rates to be used in calculating interest at the maximum non-usurious rate shall be determined by dividing the applicable maximum non-usurious rate by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Note or in any other Debt Document which directly or indirectly relate to interest shall ever be construed without reference to this paragraph, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum non-usurious rate. If the term of any obligation is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason Payee at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the maximum non-usurious rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to Payee, it shall be credited pro tanto against the then-outstanding principal balance of Maker’s obligations to Payee, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

The Note constitutes the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note, any Security Agreement or any other Debt Document which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any Debt Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Debt Document, Maker will issue, in lieu thereof, a replacement Note or other Debt Document in the principal amount then outstanding and otherwise of like tenor.

It is understood and agreed that this Note and all of the Debt Documents were negotiated and have been or will be delivered to Payee in the Commonwealth of Virginia, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by this Note and the Debt Documents. Maker agrees to furnish to Payee at Payee’s office in Alexandria, VA, all further instruments, certifications and documents to be furnished hereunder. The parties also agree that if collateral is pledged to secure the debt evidenced by this Note, that the state or states in which such collateral is located each have a substantial relationship to the parties and to the underlying transaction embodied by this Note and the Debt Documents.

MAKER AGREES THAT THE PAYEE OF THIS NOTE SHALL HAVE THE OPTION BY WHICH STATE LAWS THIS NOTE SHALL BE GOVERNED AND CONSTRUED: (A) THE LAWS OF THE COMMONWEALTH OF VIRGINIA; OR (B) IF COLLATERAL HAS BEEN PLEDGED TO SECURE THE DEBT EVIDENCED BY THIS NOTE, THEN BY THE LAWS OF THE STATE OR STATES WHERE THE COLLATERAL IS LOCATED, AT PAYEE’S OPTION. THIS CHOICE OF STATE LAWS IS EXCLUSIVE TO THE PAYEE OF THIS NOTE. MAKER SHALL NOT HAVE ANY OPTION TO CHOOSE THE LAWS BY WHICH THIS NOTE SHALL BE GOVERNED. MAKER AND GUARANTORS HEREBY CONSENT TO THE EXERCISE OF JURISDICTION OVER IT BY ANY FEDERAL COURT SITTING IN VIRGINIA OR ANY VIRGINIA COURT SELECTED BY PAYEE, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE NOTE, THE LOAN AGREEMENT AND ALL OTHER DOCUMENTS. MAKER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY LIE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Renovis, Inc.

/S/ JEFF FARROW	By:	/S/ JOHN C. DOYLE

(Witness)
Jeff Farrow	Name:	John C. Doyle

(Print name)
Two Corporate Drive, So. San Francisco, CA 94080	Title:	V. P., CFO

(Address)
Federal Tax ID #: 94-3353740

	Address:	Two Corporate Drive
South San Francisco, CA 94080